EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about August 26, 2009) pertaining to the Inovio Biomedical Corporation 2007 Omnibus Incentive Plan, of our report dated March 27, 2009, with respect to the consolidated financial statements of Inovio Biomedical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
August 24, 2009